UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RiT TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

24 Raoul Wallenberg Street, Tel Aviv, Israel	69719
(Address of Principal Executive Offices)	(Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase Ordinary Shares, par value NIS 0.8 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

The description of the securities of RiT Technologies Ltd. (the “Registrant”) being registered that appears under the caption “Description of Securities” in the prospectus that constitutes Part I of the Registrant’s registration statement on Form F-1 (Registration No. 333-190443), initially filed with the Securities and Exchange Commission on August 7, 2013, as amended and as may be further amended from time to time (the “Registration Statement”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall also be incorporated by reference herein. Copies of each description will be filed with The NASDAQ Stock Market LLC

Item 2.     Exhibits

Exhibit No.	Description
1
Warrant Agency Agreement (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form F-1 initially filed with the SEC on August 7, 2012, as amended and as may be further amended from time to time).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

RiT TECHNOLOGIES LTD.

By:	/s/ Elan Yaish
Name: Elan Yaish
Title: Chief Financial Officer

Date: November 20, 2013